EXHIBIT 6

TERRAFORM GLOBAL, INC.

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of September 18, 2015 (the “Effective Time”), among Renova Energia S.A., a sociedade anonima (S.A.) organized under the laws of Brazil (“Renova”) and TerraForm Global, Inc., a Delaware corporation (the “Company”). Except as otherwise specified herein, all capitalized terms used in this Agreement are defined in Section 1.

WHEREAS, in connection with the issuance of the shares of the Company’s common stock, par value $0.01, (the “Common Stock”) pursuant to the Securities Swap Agreement (as defined below) and Phase II Agreement (as defined below) and certain transactions related thereto, the Company has agreed to grant to the Holder certain rights with respect to the registration of the Registrable Securities (as defined below) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.                Definitions. The following terms shall have the meanings set forth below.

“Affiliate” of any Person means any other Person directly or indirectly controlled by, controlling or under common control with such Person. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies of a Person (whether through ownership of securities, by contract or otherwise).

“Agreement” has the meaning set forth in the recitals.

“Business Day” means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred) and (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of, the issuing Person, including in each case any and all warrants, rights (including conversion and exchange rights) and options to purchase any of the foregoing.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

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“Effective Time” has the meaning set forth in the preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“End of Suspension Notice” has the meaning set forth in Section 3(f).

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405.

“Holdback Extension” has the meaning set forth in Section 4(b).

“Holdback Period” has the meaning set forth in Section 4(a).

“Holder” means Renova and its successors and permitted assignees party hereto.

“Indemnified Parties” has the meaning set forth in Section 7(a).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Phase II Agreement” means that certain Securities Swap Agreement, dated as of July [⦁], 2015, by and among TerraForm Global, LLC, SunEdison, Inc., Company, and Renova.

“Piggyback Registration” has the meaning set forth in Section 3(a).

“Public Offering” means any sale or distribution to the public of Common Stock of the Company by each of the Company, the Holder, their respective designees or another holder of securities of the Company pursuant to an offering validly registered under the Securities Act.

“Registrable Securities” means any Common Stock issued pursuant to the Securities Contribution Agreement, together with any Capital Stock of the Company or any Subsidiary issued or issuable with respect thereto (following the actual issuance of such securities). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) they have been sold or distributed pursuant to a Public Offering or otherwise pursuant to an effective registration statement, (b) they have been sold under circumstances in which all the applicable conditions of Rule 144 are met or may be sold under Rule 144(b)(1)(i) without limitation under any of the requirements of Rule 144 or (c) they have been repurchased by the Company or a Subsidiary of the Company. For purposes of this Agreement, a Person shall be deemed to be a Holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a Holder of Registrable Securities hereunder; provided that a Holder of

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Registrable Securities may only request that Registrable Securities in the form of Capital Stock of the Company registered or to be registered as a class under Section 12 of the Exchange Act be registered pursuant to this Agreement.

“Registration Expenses” has the meaning set forth in Section 6(a).

“Renova” has the meaning set forth in the preamble.

“Rule 144,” “Rule 405” and “Rule 415” means, in each case, such rule as promulgated under the Securities Act (or any successor provision) by the Securities and Exchange Commission, as the same shall be amended from time to time, or any successor rule then in force.

“Sale Transaction” has the meaning set forth in Section 4(a).

“Securities” has the meaning set forth in Section 4(a).

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Securities Swap Agreement” means that certain Securities Swap Agreement, dated as of July [⦁], 2015, by and among TerraForm Global, LLC, SunEdison, Inc., Company, and Renova.

“Shelf Registration Statement” means a “shelf” registration statement filed under the Securities Act on Form S-3 providing for the registration of, and the sale on a continuous or delayed basis by the Holder of all of the Registrable Securities pursuant to Rule 415 and/or any similar rule that may be adopted by the Securities and Exchange Commission, filed by the Company pursuant to Section 2 of this Agreement, including the prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Subsidiary” means, with respect to the Company, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

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“Suspension Event” has the meaning set forth in Section 3(f).

“Suspension Notice” has the meaning set forth in Section 3(f).

“Suspension Period” has the meaning set forth in Section 3(f).

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

Section 2.                Shelf Registration.

(a)                S-3 Qualification. From and after the Effective Time, the Company shall use its reasonable best efforts to qualify and remain qualified to register any Public Offering pursuant to a Registration Statement on Form S-3 or any successor form thereto.

(b)                 Registration. Subject to the terms and conditions of this Agreement, the Company shall file a Shelf Registration Statement relating to the offer and sale by the Holders from time to time of the Registrable Securities by the Holders in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement and, if the Shelf Registration Statement is not an automatic shelf registration statement (as defined in Rule 405 under the Securities Act), the Company shall cause such Shelf Registration Statement to be declared effective by the Securities and Exchange Commission; provided that the Company shall use its reasonable best efforts to have the Shelf Registration Statement declared effective as soon as reasonably practicable.

(c)                Effectiveness. The Company shall use reasonable best efforts to keep the Shelf Registration Statement effective until the date as of which there are no longer any Registrable Securities. In the event that the Shelf Registration Statement ceases to be effective for any reason at any time (other than because all Registrable Securities registered thereunder shall have been sold pursuant thereto or shall have otherwise ceased to be Registrable Securities), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof or file a subsequent Shelf Registration Statement covering all of the securities that, as of the date of such filing or designation, are Registrable Securities. If such a subsequent Shelf Registration Statement is filed (and is not already effective) the Company shall use its reasonable best efforts to cause the subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep such subsequent Shelf Registration Statement continuously effective until the date as of which there are no longer any Registrable Securities.

(d)               Non-underwritten Offerings; Underwritten Offerings. If a Shelf Registration Statement is then effective, a Holder may sell Registrable Securities available for sale by it pursuant to such Shelf Registration Statement, and the Company shall pay all Registration Expenses in connection therewith. For the avoidance of doubt, nothing set forth herein shall give the Holder or its successors or permitted assigns any rights with respect to obligating the Company or its Affiliates to engage in an underwritten public offering.

Section 3.                Piggyback Registrations.

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(a)                Right to Piggyback. Whenever the Company proposes to (i) register an offering of any of its securities under the Securities Act (other than (x) in connection with registrations on Form S-4 or S-8 promulgated by the Securities and Exchange Commission or any successor or similar forms, or (y) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), and the registration form to be used may be used for the registration of an offering of Registrable Securities or (ii) undertake a registered offering of its securities under the Securities Act and the offering of Registrable Securities may be included pursuant to an effective registration statement (a “Piggyback Registration”), the Company shall give prompt written notice (in any event within three Business Days after its receipt of notice of any exercise of demand registration rights by holders of the Company’s Capital Stock, if applicable) and, subject to the terms of Section 3(c), shall include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein from a Holder within 15 days after delivery of the Company’s notice.

(b)               Piggyback Expenses. The Registration Expenses of a Holder shall be paid by the Company in all Piggyback Registrations, whether or not any such registration became effective.

(c)                Priority on Registrations. If a Piggyback Registration is an underwritten registration, and the managing underwriters advise the Company in writing that in their reasonable and good faith opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, in respect of underwriters’ cutbacks (i) any securities requested to be included by a Holder in a Piggyback Registration shall be pari passu to any securities requested to be included in a Piggyback Registration pursuant to “piggy back” registration rights of the other holders of the Company’s securities (the “Piggyback Registration Rights”) and (ii) any Piggyback Registration Rights shall be subordinate to (A) any securities the Company proposes to sell in the underwritten registration and (B) any securities proposed to be included in such underwritten registration pursuant to agreements with the Company by Persons exercising demand registration rights.

(d)               Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the Company (or any shareholder who may have the right to select the investment banker) shall have the right to select the investment banker(s) or manager(s) for the offering.

(e)                Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 whether or not a Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 6.

(f)                Suspension Period.

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(i)                 The Company may suspend the use of a prospectus that is part of a Shelf Registration Statement for up to 60 days from the date of the Suspension Notice (as defined below) and therefore suspend sales of Registrable Securities available for sale pursuant to such Shelf Registration Statement (such period, the “Suspension Period”) by providing written notice to each Holder if the Company’s board of directors determines in its reasonable good faith judgment that such suspension is in the best interests of the Company in connection with any proposal or plan by the Company or any Subsidiary to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization or other transaction involving the Company. The Company may not utilize more than one Suspension Period in any 12-month period, except with the consent of the Holder.

(ii)               In the case of an event that causes the Company to suspend the use of a Shelf Registration Statement as set forth in paragraph (f)(i) above (a “Suspension Event”), the Company shall give a written notice to the Holders of Registrable Securities registered pursuant to such Shelf Registration Statement (a “Suspension Notice”) to suspend sales of the Registrable Securities and such notice shall state generally the basis for the notice (but shall not contain any material non-public information concerning the Company) and that such suspension shall continue only for so long as the Suspension Event is continuing. A Holder shall not effect any sales of the Registrable Securities pursuant to such Shelf Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). Each Holder agrees that such Holder shall treat as confidential the receipt of the Suspension Notice and shall not disclose the information contained in such Suspension Notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement. The Holder may recommence effecting sales of the Registrable Securities pursuant to the Shelf Registration Statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders and to the Holders’ counsel, if any, promptly following the conclusion of any Suspension Event; provided that the Company shall deliver the End of Suspension Notice within the Suspension Period.

Section 4.                Holdback Agreements. Upon the request of the Company, the Holder shall enter into lock up agreements with the managing underwriters of an underwritten Public Offering in such form as agreed to by the Company (in the case of a primary offering) or holders of a majority of the shares of Common Stock included in such underwritten Public Offering (regardless of whether any Registrable Securities are included in such underwritten Public Offering); provided that, subject to Section 4(b), the duration of any such lock up agreement shall not exceed 60 days unless agreed to by such Holder; provided, further, that if the managing underwriters of the underwritten Public Offering waive the 60-day period or any other lock-up period, such waiver shall apply to Renova and the Company shall promptly notify Renova in writing of such waiver. In the absence of any such lock up agreement, the Holder agrees as follows:

(a)                in connection with any underwritten Public Offering, such Holder shall not (i) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to

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Rule 144), directly or indirectly, any Capital Stock of the Company or its Subsidiaries (including Capital Stock of the Company or its Subsidiaries that may be deemed to be owned beneficially by such Holder in accordance with the rules and regulations of the Securities and Exchange Commission) (collectively, “Securities”), (ii) enter into a transaction which would have the same effect as described in clause (i) above, (iii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any Securities, whether such transaction is to be settled by delivery of such Securities, in cash or otherwise, (iv) exercise any rights to demand registration of any of the Company’s securities (each of (i), (ii), (iii) and (iv) above, a “Sale Transaction”), or (v) publicly disclose the intention to enter into any Sale Transaction, commencing on the earlier of the date on which the Company gives written notice to the Holder that a preliminary or final prospectus for such Public Offering has been circulated or the “pricing” of such offering and continuing to the date that is [60] days following the date of the final prospectus for such Public Offering (the “Holdback Period”), unless, if an underwritten Public Offering, the underwriters managing the Public Offering otherwise agree in writing; and

(b)               in the event that (i) the Company issues an earnings release or discloses other material information or a material event relating to the Company and its Subsidiaries occurs during the last 17 days of the Holdback Period or (ii) prior to the expiration of the Holdback Period, the Company announces that it will release earnings results during the 16-day period beginning upon the expiration of such period, then to the extent necessary for a managing or co-managing underwriter of a registered offering hereunder to comply with FINRA Rule 2711(f)(4), the Holdback Period shall be extended until 18 days after the earnings release or disclosure of other material information or the occurrence of the material event, as the case may be (a “Holdback Extension”).

(c)                The Company may impose stop-transfer instructions with respect to the shares of Common Stock subject to the restrictions set forth in this Section 4 until the end of such period, including any Holdback Extension.

Section 5.                Registration Procedures.

(a)                In connection with any registration contemplated hereunder, the Company shall as expeditiously as possible:

(i)                 notify the Holder of Registrable Securities of (A) the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of any registration or the initiation of any proceedings for that purpose, (B) the receipt by the Company or its counsel or any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (C) the effectiveness of each registration statement filed hereunder;

(ii)               prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been

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disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof forth in such registration statement;

(iii)             furnish to the seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(iv)             use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the seller reasonably requests and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) consent to general service of process in any such jurisdiction or (C) subject itself to taxation in any such jurisdiction);

(v)               notify the seller of such Registrable Securities (A) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (B) promptly after receipt thereof, of any request by the Securities and Exchange Commission for the amendment or supplementing of such registration statement or prospectus or for additional information and (C) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(vi)             use reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on a securities exchange;

(vii)           not later than five (5) Business Days (three (3) Business Days in the case of amendments) prior to the filing of the registration statement, and the prospectus used in connection therewith or any amendments thereto, make available for inspection by the seller of Registrable Securities a draft of such registration statement, prospectus or amendment in order to permit such holder to comment thereon prior to the filing thereof (such comments to be

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reasonably considered in good faith by the Company) and, in furtherance of the foregoing, cause the Company’s officers, directors, employees, agents, representatives and independent accountants to (A) respond to questions raised by such seller and (B) supply information reasonably requested by such seller, in each case in connection with such registration statement, prospectus or amendment. Such seller shall keep any of the information contained in the draft registration statement, prospectus or amendment provided in accordance with this Section 5(a)(vii) confidential unless (x) the disclosure of such information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such information is ordered pursuant to a subpoena or other order from a court or other governmental agency of competent jurisdiction or (z) such information has been made generally available to the public (including as a result of the filing of the registration statement, prospectus or amendment);

(viii)         take all actions necessary to ensure that any Free-Writing Prospectus utilized in connection with any Piggyback Registration hereunder complies with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(ix)             otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission;

(x)               in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, use reasonable best efforts to promptly obtain the withdrawal of such order;

(xi)             cooperate with the Holder of Registrable Securities covered by the registration statement, and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such Holder may request;

(xii)           cooperate with the Holder of Registrable Securities covered by the registration statement, and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsels in connection with any filings required to be made with FINRA; and

(xiii)         if an Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, file a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use its reasonable best efforts to refile the Shelf Registration Statement on Form S-3 (or as soon as reasonably

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practicable after the Company qualifies to file the Shelf Registration Statement on Form S-3), and keep such registration statement effective during the period during which such registration is required to be kept effective in accordance with Section 2(c). For the avoidance of doubt, under no circumstances shall the Company be obligated to file a Shelf Registration Statement other than on Form S-3 pursuant to this Agreement.

(b)               The Company may require the seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

Section 6.                Registration Expenses.

(a)                Payment Obligations. All expenses incident to the Company’s performance of or compliance with this Agreement (including, without limitation, all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions) and other Persons retained by the Company) (all such expenses being herein called “Registration Expenses”), shall be borne by the Company as provided in this Agreement. Each Person that sells securities in a Piggyback Registration hereunder shall bear and pay all underwriting discounts and commissions applicable to the securities sold for such Person’s account.

(b)               Counsel Fees and Disbursements. In connection with each Piggyback Registration hereunder, the Holder shall bear its own expenses (which shall not include Registration Expenses) including any fees or disbursements of counsel to the Holder relating thereto.

Section 7.                Indemnification and Contribution.

(a)                By the Company. The Company shall indemnify and hold harmless the Holder, the Holder’s officers, directors, managers, employees, agents and representatives, and each Person who controls the Holder (within the meaning of the Securities Act) (the “Indemnified Parties”) against all losses, claims, actions, damages, liabilities and expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) caused by, resulting from, arising out of, based upon or related to any of the following statements, omissions or violations by the Company: (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus or preliminary prospectus, Free Writing Prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 7, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities

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laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance. In addition, the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such losses, damages, liabilities or expenses. Notwithstanding the foregoing, the Company shall not be liable in any such case to the extent that any such losses result from, arise out of, are based upon, or relate to an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus or preliminary prospectus, or such Free Writing Prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished in writing to the Company by such Indemnified Party expressly for use therein; provided that the Company hereby agrees that such information shall be the Indemnified Party’s ownership of its Registrable Securities to be sold in the offering and the Indemnified Party’s intended method of distribution in the offering.

(b)               By the Holder. In connection with any registration statement in which a Holder of Registrable Securities is participating, each such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its officers, directors, managers, employees, agents and representatives, and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by the Holder; provided that the obligation to indemnify shall be limited to the net amount of proceeds received by the Holder from the sale of Registrable Securities pursuant to such registration statement.

(c)                Claim Procedure. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall impair any Person’s right to indemnification hereunder only to the extent such failure has materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the control and defense of such claim, at its own cost, with counsel reasonably satisfactory to the indemnified party; provided, however, that the indemnifying party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of) and the indemnified party shall be entitled to have control over, at the indemnifying party’s sole expense, the control and defense of any third party claim (A) if the indemnifying party shall have failed to acknowledge its indemnification obligations hereunder, (B) if the indemnifying party fails to actively assume the control and defense in a timely manner, (C) if the indemnified party, based on advice of counsel to the indemnified party, shall have concluded that there are defenses available to the indemnified party that are different from or additional to those available to the indemnifying party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the

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indemnified party without such indemnifying party’s consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the control and defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel, in addition to any local counsel, for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall have a right to retain one separate counsel, in addition to any local counsel, chosen by the Holder if such Holder is an indemnified party, at the expense of the indemnifying party.

(d)               Contribution. If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to, or is insufficient to hold harmless, an indemnified party or is otherwise unenforceable with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)                Release. No indemnifying party shall, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof giving by the claimant or plaintiff to such indemnified party of a complete release from all liability in respect to such claim or litigation.

(f)                Non-exclusive Remedy; Survival. The indemnification and contribution provided for under this Agreement shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive

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the transfer of Registrable Securities and the termination or expiration of this Agreement and remain in full force and effect until the date that is 60 days after the date on which the applicable legal statute of limitation periods ends.

Section 8.                Underwritten Offerings.

(a)                Participation. Notwithstanding anything herein to the contrary, the Holder may not participate in any underwritten offering unless the Holder (i) agrees to sell the Holder’s securities on the basis provided in the applicable underwriting arrangements for such underwritten offering (including, without limitation, pursuant to any over-allotment or “green shoe” option requested by the underwriters; provided that the Holder shall not be required to sell more than the number of Registrable Securities such Holder has requested to include) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. The Holder shall execute and deliver such other agreements as may be reasonably requested by the Company and the managing underwriter(s) that are consistent with such Holder’s obligations under Section 4 and this Section 8(a) or that are necessary to give further effect thereto. To the extent that any such agreement is entered into pursuant to, and consistent with, Section 4 and this Section 8(a), the respective rights and obligations created under such agreement shall supersede the respective rights and obligations of the Holder, the Company and the underwriters created pursuant to this Section 8(a). Notwithstanding the foregoing, the Holder shall not be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Holder, such Holder’s ownership of its Registrable Securities to be sold in such offering and such and such Holder’s intended method of distribution in such offering) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 7.

(b)               Suspended Distributions. Each Person that is participating in any registration under this Agreement, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(a)(v), shall immediately discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 5(a)(v).

Section 9.                Transfer of Registrable Securities.

(a)                Restrictions on Transfers. Notwithstanding anything to the contrary contained herein, except in the case of (i) a transfer to the Company, (ii) a Public Offering, (iii) a sale pursuant to Rule 144 or (iv) a transfer in connection with a sale of the Company, prior to transferring any Registrable Securities to any Person (including, without limitation, by operation of law), the transferring Holder shall cause the prospective transferee to execute and deliver to the Company a joinder, in form and substance reasonably acceptable to the Company, agreeing to be bound by the terms of this Agreement.

(b)               Legend. Each certificate evidencing any Registrable Securities and each certificate issued in exchange for or upon the transfer of any Registrable Securities (unless such

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Registrable Securities would no longer be Registrable Securities after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT DATED AS OF [●], 2015, AND AS AMENDED FROM TIME TO TIME, AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OTHER PARTIES THERETO. A COPY OF SUCH REGISTRATION RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

The Company shall imprint such legend on certificates evidencing Registrable Securities outstanding prior to the date hereof, and shall imprint such legend on certificates evidencing the Common Stock. The legend set forth above shall be removed from the certificates evidencing any securities that have ceased to be Registrable Securities. Any request by the Holder to the Company to remove restrictive legends from any Registrable Securities shall be subject to the Holder’s delivery of documentation to the Company or its transfer agent deemed reasonably necessary by the Company for the removal of such restrictive legends.

Section 10.            General Provisions.

(a)                Preservation of Rights. Nothing in this Agreement shall prevent the Company from granting any registration rights to third parties regardless of whether such rights are more favorable than the rights granted hereunder, including, without limitation, with respect to inclusion for registration in underwritten offerings that are subject to underwriters’ cutbacks; provided, however, that the Company shall not enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates the rights expressly granted to the Holder in this Agreement.

(b)               Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and the Holder. The failure or delay of any Person to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Person thereafter to enforce each and every provision of this Agreement in accordance with its terms. A waiver or consent to or of any breach or default by any Person in the performance by that Person of his, her or its obligations under this Agreement shall not be deemed to be a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement.

(c)                Remedies. The parties to this Agreement shall be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party shall be entitled to specific performance and/or other injunctive relief from

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any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(d)               Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under applicable law or regulation, such prohibition, invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.

(e)                Entire Agreement. Except as otherwise provided herein, this Agreement contains the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

(f)                Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns. Neither this Agreement nor any rights which may accrue to the Holder may be transferred or assigned by the Holder without the prior written consent of the Company; provided, however, that an assignment by the Holder to an Affiliate thereof in connection with the transfer of all or a portion of the Registrable Securities shall require notice of such transfer and assignment to the Company but not consent. Any purported assignment not permitted by this Section 10(f) shall be null and void.

(g)               Notices. Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; but if not, then on the next Business Day, (iii) one Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three Business Days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications shall be sent to the Company at the address specified below and to the Holder or to any other party subject to this Agreement at such address specified below, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any party may change such party’s address for receipt of notice by giving prior written notice of the change to the sending party as provided herein. The Company’s and the Holder’s addresses are:

(i) if to the Company, to:

TerraForm Global, Inc.

7550 Wisconsin Avenue

Bethesda, Maryland 20814

Attention: Mr. Rik Gadhia

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Telephone: (240) 762-7700

Fax: (240) 762-7900

Email: rgadhia@sunedison.com

With a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036

Attention: Mr. Zachary N. Wittenberg

Telephone: (212) 872-1081

Fax: (212) 872-1002

Email: zwittenberg@akingump.com

(ii) if to the Holder, to:

Renova Energia S.A.

Av. Roque Petroni Junior, 999 – 4 andar

São Paulo, SP, Brasil

CEP: 04707-910

Attention: Mr. Ricardo de Lima Assaf

Telephone:

Email: assaf@renovaenergia.com.br

With a copy (which shall not constitute notice) to:

Milbank, Tweed, Hadley & McCloy LLP

28 Liberty Street

New York, NY 10005-1413

U.S.A.

Attention: Mr. Andrew Janszky

Fax: (212) 822-5317

Email: ajanszky@milbank.com

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(h)               Business Days. If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

(i)                 Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or

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conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(j)                 MUTUAL WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(k)               CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY AND COUNTY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT, INSTRUMENT OR DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT, INSTRUMENT OR DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(l)                 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation, and shall be deemed to be followed by the words “without limitation”.

(m)             No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

(n)               Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

(o)               Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or

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contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(p)               Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Holder shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

HOLDER:

Renova Energia, S.A.

By: _____________________________

Name:

Title:

COMPANY:

TERRAFORM GLOBAL, Inc.

By: _____________________________

Name:

Title:

[Signature Page to Registration Rights Agreement]